Exhibit 99.1
INTEGRATED ELECTRICAL SERVICES, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in thousands)

	Month	Month	Two Months
	Ended	Ended	Ended
	31-Jan	28-Feb	28-Feb
	(unaudited)	(unaudited)	(unaudited)

Revenues	$82,429	$77,595	$160,024
Cost of services	71,687	67,167	138,854

Gross profit	10,742	10,428	21,170

Selling, general & administrative expenses	11,509	11,370	22,879

Income (loss) from operations	(767)	(942)	(1,709)

Other (income) expense:
Interest expense, net	1,785	5,543	7,328
Other (income) expense, net	4	117	121

	1,789	5,660	7,449

Income (loss) before income taxes	(2,556)	(6,602)	(9,158)
Income tax expense (benefit)	150	150	300

Net income/(loss) from continuing operations	$(2,706)	$(6,752)	$(9,458)

Discontinued operations:

Income/(loss) from discontinued operations (including gain on disposal of $0)	11	(4)	7
Income tax expense	—	—	—

Net income/(loss) from discontinued operations	11	(4)	7

Net income (loss)	$(2,695)	$(6,756)	$(9,451)

(1)	Excludes certain capitalized costs incurred in connection with the Company’s debt restructuring.